UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2008 (February 15, 2008)
ARKANSAS BEST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
3801 Old Greenwood Road
Fort Smith, Arkansas 72903
(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On February 11, 2008, Arkansas Best Corporation (“the Company”) announced that the International Brotherhood of Teamsters (the “IBT”) has ratified a new collective bargaining agreement, effective April 1, 2008 through March 31, 2013 (the “New Labor Agreement”), among the IBT and ABF Freight System, Inc. (“ABF”), the largest subsidiary of the Company.
A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K.
The New Labor Agreement covers approximately 8,700 employees, which represents approximately 76% of ABF’s total active employees as of December 31, 2007, and replaces the existing National Master Freight Agreement that will expire on March 31, 2008. The New Labor Agreement continues ABF’s obligation to contribute to certain multi-employer pension funds and contains provisions and conditions that are customary in collective bargaining agreements of this type, including (among other things) the scope of work to be performed, management, wages, hours and shifts, termination and benefits provisions, vacation and holidays, seniority, health and safety and dispute settlement procedures. A few of the key terms of the New Labor Agreement are set forth below:
•	The New Labor Agreement establishes a new utility employee position that can work across job classifications, which pays a premium of $1.00 per hour to those employees who work in this position.

•	ABF will be able to use casual employees for partial 4 hour shifts at different start times at specified rates. In particular, dock casuals hired after April 1, 2008, will receive a set wage of $14.00 per hour. Casual employees are supplemental employees who are not on the seniority list who may be utilized generally after all employees on the seniority list are working.

•	ABF may purchase truckload transportation from a preferred company that they designate in lieu of utilizing railroad intermodal service in an amount equal to 4% of miles in 2009, 6.5% of miles in 2010, 7% in 2011 and 9% in 2012 through the expiration of the New Labor Agreement. The total number of miles that can be used for railroad intermodal service, including this substitute truckload transportation, is 28% as opposed to 26% for railroad intermodal service only in the current agreement.

•	The New Labor Agreement provides an increase in wages of $2.20/hour or 5.5 cents/mile over the entire term of the New Labor Agreement.

•	The New Labor Agreement provides an increase in pension and health care contributions of $5.00/hour over the entire term of the New Labor Agreement.
The foregoing summary of the New Labor Agreement is qualified in its entirety by reference to the full text of the form of New Labor Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The parties will make certain technical amendments to the form of the New Labor Agreement prior to its effective date. In addition, the parties have or will enter into various supplements and local agreements applicable to certain classifications of employees and certain local unions that modify or supplement the terms of the New Labor Agreement.
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS.
10.1	Collective Bargaining Agreement, effective April 1, 2008 through March 31, 2013, among the International Brotherhood of Teamsters and ABF Freight System, Inc.

99.1	Press release of Arkansas Best Corporation dated February 11, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION (Registrant)
Date: February 15, 2008	/s/ Michael R. Johns
Michael R. Johns,
Vice President, General Council and Corporate Secretary